            Agreement dated December 6, 1996, by and among Transmedia Network, Inc., TMNI International Incorporated (Transmedia Network, Inc. and TMNI International Incorporated are collectively referred to herein as "Network"), Transmedia Europe, Inc. and Transmedia Asia Pacific, Inc. (Transmedia Europe Inc. and Transmedia Asia Pacific, Inc. are individually referred to as "TMNE" and "TMNA" respectively and are collectively referred to as the "Network Licensees")

            WHEREAS Network and TMNE are parties to a Master License Agreement dated December 14, 1992 as amended (the "TMNE License");

            WHEREAS Network and TMNA are parties to a Master License Agreement dated March 21, 1994 (the "TMNA License").

            WHEREAS the parties wish to enter into certain agreements set forth herein which either directly or by operation of such agreements modify the terms of the TMNE License and the TMNA License (collectively called the "Licenses").

            NOW, THEREFORE the parties, intending to be legally bound, agree as follows:

            1. Definitions. Except as otherwise specifically defined herein, capitalized terms used herein shall have the same meanings ascribed to them in the Licenses.

            2. Restructuring. The Network Licensees and certain affiliates of the Network Licensees intend to enter into a corporate restructuring (the "Restructuring") pursuant to which a holding company (herein called "New Corp.") will be established. The Network Licensees (which may be merged into one entity), together with any other entity to which any rights under the Licenses are granted (collectively with the Network Licensees, the "Network Business Entities"), and other entities that are not engaged in the "Business" will comprise direct or indirect subsidiaries of New Corp. (New Corp. and all such subsidiaries being referred to collectively as the "New Corp. Group"). It is likely that New Corp. will be a publicly traded company. Subject to the terms and conditions set forth in this Agreement, Network agrees that the Restructuring and the establishment of the New Corp. Group will not constitute a breach of the Licenses. Upon the completion of the Restructuring, New Corp. shall pay to Network the sum of U.S. $250,000 which payment shall be made by wire transfer to a bank account designated by Network.

            3. Permitted Operations of the New Corp. Group. The members of the New Corp. Group, other than the Network Business Entities, may engage in any business or activity of any nature whatsoever other than activities which are in competition with the "Business" under the terms of the Licenses provided that all such non-competitive businesses and activities shall not be conducted under the Marks; no member of the New Corp. Group shall have any liability or obligation to Network as a result of engaging in such non-competitive activities.
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            4. Operations of the Network Business Entities. The operations of the Network Business Entities shall be conducted exclusively in one or more separate corporations, none of which shall engage in any business or activity except in connection with the Business. Nothing contained herein or in the Licenses shall prohibit the Network Business Entities from being owned by one or more other members of the New Corp. Group.

            5. Countdown Businesses. Notwithstanding the provisions of paragraph 3 above, New Corp. or a subsidiary of New Corp shall have the right to acquire and conduct on a worldwide basis the business of Countdown, plc, Holding Corp. ("Countdown") in exchange for the payment to Network on the closing of such acquisition of the sum of U.S. $750,000 which payment shall be made by wire transfer to a bank account designated by Network. New Corp. and the Network Licensees shall not permit Countdown to use the Network Business Entities' list of Cardholders or their list of Member Restaurants in connection with any activities of Countdown or any other member of the New Corp. Group which would be competitive with the Business. The foregoing shall not prohibit an interest owner of a Network Business Entity from at the same time also owning an interest in Countdown, plc, provided that the limitation on use of the Cardholder and the Member Restaurants list is maintained. The business of Countdown shall not be conducted under the Marks and shall not use the system of operations described under the term Business in Section 1.2 of the Licenses.

            6. Modification of Licenses. In addition to modifications or amendment to the Licenses resulting from the provisions or paragraphs 1 through 5 hereof, the Licenses shall be modified and amended as follows:


                  (i) The definition of the term "Licensees" shall be modified to include all members of the New Corp. Group who succeed to the interest of such Licenses by Transfer or operation of law as permitted by the Licenses or this Agreement

                  (ii) Solely to facilitate transfers among members of the New Corp Group the Licenses shall be amended to eliminate any requirement for prior Network approval of transfers of Control of the Licensee from any member of the New Corp. Group to any other member of the New Corp. Group as well as to eliminate any other restriction on transferability among members of the New Corp. Group. In addition, the Licenses shall be amended by eliminating Section 22.5.

                  (iii) (A) The first sentence of Section 1.3 of each License Agreement shall be amended by inserting
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                  the words "direct or indirect (as such term is used in Section
                  22.3(g) hereof)" prior to the words "beneficial ownership" and the words "other than a member of the New Corp. Group" immediately after the words "beneficial ownership."

                  (B) Section 22.3 of each License Agreement shall be amended by
                  (i) deleting "or" at the end of each clause (e) thereof, (ii) inserting "; or" in lieu of the period at end of each clause
                  (f) thereof, and (iii) inserting the following clause (g) in each such Section 22.3:

                        "(g) any person or group other than a member of the New
                  Corp. Group shall acquire, directly or indirectly, beneficial ownership of thirty percent or more of the equity of the Licensee, without the prior written consent of the Licensor. For purposes of Section 1.3 and this clause (g), a person or group shall be deemed to acquire beneficial ownership, indirectly, of a proportional percentage of the equity of the Licensee by acquiring beneficial ownership, directly or indirectly, of an equity interest in any other person which itself beneficially owns, directly or indirectly, an equity interest in the Licensee. The terms "acquires," "group" "directly and indirectly" and "beneficially own" shall have the respective meanings and usages ascribed to them under
                  Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder."

                  (iv) Section 21.1 shall be amended by deleting the first sentence thereof and substituting the following: "Licensee covenants that during the Term of this Agreement, except as otherwise approved in writing by Licensor, Licensee's designated manager, who shall be approved in writing by Licensor, shall devote sufficient time, energy and efforts necessary for the management and operation of the Business.

                  (v) The New Corp. Group shall take all reasonable steps to ensure that the Network
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                  Licensees shall maintain sufficient working capital necessary to conduct the Business in the ordinary course. In this regard, the Licenses shall be amended by adding a new subsection (l) to Section 22.2 as follows, "(l) failure to maintain working capital adequate to conduct Licensee's Business in the ordinary course".

            7. Permitted Operations of Network. Network may engage in any business or activity of any nature whatsoever other than activities which are in competition with the "Business" under the terms of the Licenses in the Territories under the Licenses. Network shall have no liability or obligation as a result of engaging in such non-competitive activities. Such non-competitive businesses shall not be conducted under the Marks. In addition, Network may establish, acquire and operate in the Territories a competitive business similar to that conducted by Countdown provided that such competitive business shall not be conducted under the Marks and shall not use the system of operations described under the term Business in Section 1.2 of the Licenses.

            8. Conflicts: Reaffirmation of Licenses. In the event of any explicit conflict between the terms and provisions of the Licenses and the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern. Except as modified and amended hereby, the Licenses shall remain in full force and effect in accordance with their terms.


            IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed, sealed and delivered this Agreement the day and year first above written.

                                    TRANSMEDIA NETWORK INC.


ATTEST:                             By:__________________________________

_____________________________       Title:_______________________________


                                    TMNI INTERNATIONAL INCORPORATED.


ATTEST:                             By:__________________________________

_____________________________       Title:_______________________________
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                                    TRANSMEDIA EUROPE, INC.


ATTEST:                             By:_________________________________

______________________________      Title:______________________________


                                   TRANSMEDIA ASIA PACIFIC, INC.


ATTEST:                             By:_________________________________

______________________________      Title:______________________________